                                                                  Exhibit 10(r)

                        EXECUTIVE EMPLOYMENT AGREEMENT

     THIS AGREEMENT is entered into and effective as of September 1, 1994 (the "Effective Date"), by and between Personal Computer Products, Inc., a Delaware corporation with its principal executive offices at 10865 Rancho Bernardo Road, San Diego, California 92127 (the "Company"), and Brian Bonar, an individual residing at 327 Carlton Ave., Los Gatos, CA 95030 ("Executive"), with reference to the following facts:

                                   RECITALS

     A. The Company desires to obtain the association and services of Executive and is willing to engage his services on the terms and conditions set forth below.

     B. Executive desires to enter into the employ of the Company for a specific period of time and is willing to do so on those terms and conditions.

                                   AGREEMENT
                                   ---------
     In consideration of the forgoing recitals and of the mutual promises and conditions set forth herein, the parties hereto agree as follows:

     1. Employment. The Company hereby agrees to employ Executive as its Vice
        ----------
President, Sales and Marketing, and Executive agrees to accept employment, upon the terms and conditions set forth herein. Executive shall have such duties and responsibilities as may be delegated or assigned from time to time by the Company's Board of Directors.

     1.1 Executive agrees to devote substantially all of his productive time, energy and abilities to the proper and efficient discharge of his duties set forth above.

     1.2 Executive will not, without the prior written consent of the Company, directly or indirectly:

     (i) during the term of this Agreement, render services to a business, professional or commercial nature to any other person or entity, whether for compensation or otherwise; or

     (ii) during the term of this Agreement, engage in any business activity competitive with or adverse to the Company's or its subsidiaries; business in the field of laser printer or computer products, whether alone, as a partner or a member, or as an officer, director, employee or shareholder of another business entity; provided, however, that this provision shall not prohibit Executive from being a not more than one percent shareholder in any publicly traded company and provided, further, that in the event that Executive engages in any such business activity that is competitive with or adverse to the Company's business activity in the field of laser printer or computer products, Company shall have no obligation to pay Executive any amounts under Section 3, but shall, notwithstanding such engaging, have a. continued obligation to pay Executive amounts under Sections 5.6, 5.7 and 5.8 in respect of a prior termination pursuant to Sections 5.2, 5.5 or 5.6.

     2. Term. Subject to the termination provisions in Section 5 hereof, the
        ----
term of Executive's employment shall be for a continuous four (4) year and ten
(10) month period, commencing as of the Effective Date (the "Term").

     3. Compensation.
        ------------

     3.1 Salary. For all services Executive may render to the Company during the
         ------
Term of this Agreement, including services as an officer, director, consultant or member of any committee of the Company, Executive will be compensated as follows:

     9-1-94/6-30-95          Year 1 - $10,000 per month
     7-1-95/6-30-96          Year 2 - $10,000 per month
     7-1-96/6-30-97          Year 3 - $10,000 per month
     7-1-97/6-30-98          Year 4 - $10,000 per month
     7-1-98/6-30-99          Year 5 - $10,000 per month

     Such monthly salary shall be payable in equal bi-monthly installments, subject to income tax withholding and other payroll tax deductions required by applicable state and federal law.

     3.1A Salary will be adjusted by a cost of living adjustment at 3.5% per year.

     3.1B Commission plan - Commission plan will be agreed to by both parties at the start of each Fiscal Year and will start for Fiscal Year '95 with attachment (a).

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

                                                                 Exhibit 10(r)

     3.1C Stock option and stock grants are attached as attachment (b) and future options are to be granted by the Board of Directors.

     3.2 Expenses. During the Term of this Agreement, the Company shall
         --------
reimburse Executive for reasonable and authenticated out-of-pocket expenses incurred in connection with performance of Executive's duties hereunder, including (without limitation) travel expenses, food and lodging while away from home, and entertainment, subject to such policies as the Company may from time to time reasonably establish for its employees.

     3.3 Other Benefits. Subject to the terms hereof, Executive shall receive
         --------------
the same standard employment benefits as the other executive employees of the Company generally shall from time to time receive, including, for example, health and life insurance programs, vacation, sick leave, bonus plans and medical expense reimbursement plans as may be approved by the Board of Directors. In addition, the Company may, in its sole discretion, grant such additional compensation or benefits to Executive from time to time as it deems proper and desirable.

     4. Proprietary Information. Executive acknowledges that Executive currently
        -----------------------
has knowledge, and during the term of this Agreement will gain further knowledge, of information not generally known about the Company and its present and future subsidiaries (collectively, the "Consolidated Company") and which gives the Consolidated Company an advantage over its competitors, including (without limitation) information of a technical nature, such as "know how," formulae, secret processes or machines, data processes, computer programs, inventions and research projects, and information of a business nature, such as information about costs, profits, markets, sales, Consolidated Company finances, employees, lists of customers and other information of a similar nature to the extent not available to the public, and plans for future developments (collectively, Confidential Information"). Executive agrees to keep secret all such Confidential Information of the Consolidated Company, including information received in confidence by the Consolidated Company from others, and agrees not to disclose any such Confidential Information to anyone outside the Consolidated Company except as required in the course of his duties, either during or after his employment. Executive acknowledges and agrees that all memoranda, notes, records, manuals, drawings, blueprints, equipment and the like relating to any such Confidential Information, shall be and remain the Consolidated Company's sole property, shall not he removed from the Consolidated Company's premises without the Company's express prior written consent and shall be promptly delivered to the Company upon termination of Executive's employment or at any time that Company may so request, including all copies of such materials which Executive may then possess or have under his control. 5. Termination of Employment. This Agreement is terminable prior to the expiration of the Term in the manner and to the extent set forth in this Section 5, and not otherwise.

     5.1 Death. This Agreement shall terminate upon the death of the Executive.
         -----
     5.2 Disability. This Agreement shall terminate upon the permanent
         ----------
disability of Executive. For purposes of this section "permanent disability" shall mean Executive's inability to perform his duties hereunder for any 145 days in any six (6) consecutive months.

     5.3 Termination for Cause. The Company may terminate this Agreement at any
         ---------------------
time without further delay for Executive's willful misconduct including, but not limited to, fraud, dishonesty, willful breach or habitual neglect of duties, disclosure of Confidential Information, and engagement in any activity competitive with or materially adverse to the Consolidated Company during the Term of this Agreement, if such misconduct is material and is not remedied by Executive within ten (10) days after written notice by the Company of same.

     5.3A Executive will be subject to sales quotas and performance reviews. Objectives will be agreed to prior to each Fiscal Year and performance will be judged according to the successful completion of sales and corporate objectives. Termination for unsatisfactory performance shall also be Termination for Cause.

     5.3B Should the Company not be profitable and not have sufficient cash flow or other resources to pay Executive, moneys then owed shall be accrued and paid for when and if the Company has sufficient cash.

     5.4 Voluntary Termination. At any time during the Term, and for any reason,
         ---------------------
Executive may voluntarily terminate this Agreement and resign from the employment of the Company. Such termination and resignation shall he effected by sixty (60) days' prior written notice to the Company.

     5.5 Termination for Good Reason. At any time during the Term, the Executive
         ---------------------------
may voluntarily terminate this Agreement and resign from the employment of the Company for Good Reason, as defined below. Such termination and resignation shall be effected by sixty (60) days' prior written notice to the Company. "Good Reason" shall mean termination based upon:

                                                                   Exhibit 10(r)

     (i) The assignment to the Executive of any duties materially inconsistent with his positions, duties, responsibilities and status with the Company as in effect immediately prior to such assignment, or a significant change in such Executive's reporting responsibilities or offices as in effect immediately prior to such change, except in connection with the termination of the Executive's employment pursuant to Sections 5.1, 5.2, 5.3, 5.4 or 5.6;

     (ii) A reduction by the Company in the Executive's compensation as set forth in Section 3.1 hereof which is not consented to by the Executive; the Executive may withdraw any prior consent upon 30 days' prior written notice to the Company;

     (iii) The requirement by the Company that the Executive be based anywhere other than the Company's offices in Santa Clara County, California, except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations, or in the event the Executive consents to any such relocation, the failure by the Company to pay (or to reimburse the Executive) for all reasonable moving expenses in connection with any such relocation.

     In the event of Termination for Good Reason, the Company shall nonetheless pay to Executive his salary as provided in Section 3.1, together with any other compensation or benefits due hereunder, for the remainder of the five-year 'term, all in a lump sum within seventy-two (72) hours after such termination, and continue all his fringe benefits for the remainder of the five-year Term.

     5.6 Termination Without Cause. At any time during the Term, and for any
         -------------------------
reason or no reason (except as provided in Sections 5.1, 5.2, 5.3 or 5.4), the Company may terminate Executive's employment, provided only that the Company shall nonetheless pay to Executive his salary as provided in Section 3.1, together with any other compensation or benefits due hereunder, for the remainder of the five-year Term, all in a lump sum within 72 hours after such termination, and continue all his fringe benefits for the remainder of the five-year Term.

     5.6A Change in corporate control - should the management or ownership of the Company change substantially, Executive may be terminated with the same conditions as paragraph 5.6.

     5.7 Effect of Termination.
         ---------------------

     (i) In the event Executive's employment is terminated by the Company for cause pursuant to Section 5.3 above, all compensation and other benefits due under this Agreement shall (except as otherwise provided in this Agreement) cease as of the date of such termination of employment ("Employment Termination Date").

     (ii) In the event Executive's employment is terminated upon Executive's death and/or permanent disability pursuant to Section 5.1 or 5.2, respectively, the Company shall pay to Executive, his estate or representative Executive's salary as provided in Section 3.1, together with any other compensation or benefits due hereunder, for the remainder of the five-year Term. Additionally, in such event, any stock options Executive exercisable by Executive, his estate or his personal representative until two (2) years after such Employment Termination Date.

     (iii) In the event Executive's employment is terminated for any reason and the Company has previously purchased an insurance policy on Executive's life, payable to Executive or his family, the Company shall not terminate such policy before its scheduled expiration, seek any refund of any portion of premiums already paid, or change the beneficiaries under such policy.

      (iv) In the event Executive's employment is terminated for any reason, (a) Executive and his family members shall, in addition to their COBRA rights, have the same rights with respect to disability and life insurance as they would have had if disability and life insurance were covered by COBRA to the same extent medical coverage is, (b) Executive and his family members shall have the same rights with respect to medical, disability and life insurance as they would have had if (i) disability and life insurance were covered by COBRA to the same extent medical coverage is and (ii) June 30, 1995 were the Employment Termination Date, and (c) should Executive die within 18 months after the Employment Termination Date at a time when his medical and/or disability insurance is continuing in force pursuant to COBRA, Section 5.6, Section 5.7
(iv)(a) or Section 5.7 (iv)(b), his family members shall have a new and further right to continue such medical and/or disability insurance for 36 months as if Executive's date of death were an Employment Termination Date to which Section
5.7 (iv)(a) were applicable.

                                                                  Exhibit 10(r)

     5.8 Severance Pay. In the event Executive's employment terminates upon the
         -------------
scheduled expiration of the term and the Company determines not to offer continuing employment to Executive, or in the event Executive's employment terminates under Section 5.6 within six months before the scheduled expiration of the Term, then Executive shall be entitled to be paid, in addition to all other amounts due him, one-half of his "Year 5" annual salary, all in a lump sum within 72 hours after the Employment Termination Date.

     6. Specific Enforcement. Executive is obligated under the Agreement to
        --------------------
render service of a special, unique, unusual, extraordinary, and intellectual character, thereby giving this Agreement peculiar value, so that the loss thereof cannot be reasonably or adequately compensated in damages in an action at law. Therefore, in addition to other remedies provided by law, the Company shall have the right during the Term to compel specific performance hereof by Executive and/or obtain injunctive relief against the performance of services elsewhere by Executive, without the posting of any bond or other security.

     7. Controversies. Any controversy or claim arising out of or relating to
        -------------
Executive's employment and this Agreement, the breach hereof, or the coverage of this arbitration provision, shall he settled by arbitration in San Diego, California, which arbitration shall be in accordance with the Commercial Arbitration Rules of the American Arbitration Association, as such rules shall be in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by any party, shall be to the exclusion of any court of law. The decision of the arbitrators or a majority of them shall be final and binding upon the parties and the personal representatives, executors, heirs, or devisees of Executive, if applicable. There shall be three arbitrators, one to be chosen directly by Executive, the second by the company and the third by the two arbitrators so chosen. The Company and Executive shall each pay the fees of the arbitrators selected by it or him and of its or his own attorneys, the expenses of witnesses and all other expenses connected with the presentation of such party's case. The costs of the arbitration including the cost of the record of transcripts thereof, if any, administrative fees, and all other fees and costs, including those of the third arbitrator, shall be borne one-half by Executive and one-half by the Company.

     8. Tax Consequences. The Company shall have no obligation to Executive with
        ----------------
respect to any tax obligations incurred as the result of or attributable to this Agreement or arising from any payments made or to be made hereunder. Any distributions made pursuant to this Agreement shall be subject to such withholding and reports as may be required by any then-applicable laws or regulations of any state or federal taxing authority.

     9. General Provisions.
        ------------------

     9.1 The failure to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent a party thereafter from enforcing the provision or any other provision of this Agreement. The rights granted the parties are cumulative, and the election of one shall not constitute a waiver of such party's right to assert all other legal and equitable remedies available under the circumstances.

     9.2 Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company, to the attention of the Board of Directors, at the address of its executive office set forth above, and any notice to be given to Executive shall be addressed to him at the residence address set forth above, or such other address as Company and/or Executive may hereafter designate in writing to the other. Any notice shall be deemed duly given when personally delivered or five (5) days after deposit in U.S. mail by registered or certified mail, postage prepaid, as provided herein. 9.3 The provisions of this Agreement are severable, and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

     9.4 Neither Executive nor the Company may assign this Agreement without the prior written consent of the other; provided that this Agreement may be assigned to any successor to the Company's business without Executive's consent. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company, and Executive's rights under this Agreement shall inure to the benefit of and be binding upon his heirs and executors.

     9.5 This Agreement supersedes all prior and contemporaneous negotiations, agreements and understandings between the parties, oral or written. No modification, termination or attempted waiver shall he valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced.

                                                                 Exhibit 10(r)

     9.6 This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

EXECUTIVE:                         PERSONAL COMPUTER PRODUCTS, INC.

_______________________            -------------------------
Brian Bonar                        Edward W. Savarese

                                   Title: Chairman, President, and CEO

                                   By: ______________________

                                   Gerry B. Berg
                                   Title: Executive Vice President and Secretary

                                                                  Exhibit 10(r)

                                PCPI MEMORANDUM

                                ATTACHMENT "A"

FROM:  EDWARD W. SAVARESE

TO:    BRIAN BONAR

SUBJ:  COMMISSION PLAN

DATE:  OCTOBER 24, 1994

COMMISSION PLAN FOR BRIAN BONAR BEGINNING NOVEMBER 1, 1994.
                   FOR FISCAL YEAR 1995

MR. BONAR SHALL RECEIVE A ONE AND ONE HALF PERCENT (1-1/2%) COMMISSION ON MONTHLY CASH RECEIPTS BY PCPI FOR PCPI PRODUCT SALES WITH A GROSS MARGIN OP OVER FIFTEEN PERCENT (15%) AND A ONE AND ONE HALF PERCENT (1-1/2%) COMMISSION ON MONTHLY CASH RECEIPTS FROM CONTRACT REVENUES UP TO $3,500 PER MONTH.

IN ANY MONTH THAT THE COMMISSION CALCULATION EXCEEDS $3,500 THIS AMOUNT SHALL ACCRUE TO THE NEXT MONTH, UNTIL EACH DECEMBER 31. AT EACH DECEMBER 31 IF THERE IS AN ACCRUAL BALANCE IN THIS ACCOUNT, MR. BONAR WILL RECEIVE THE BALANCE.

IN THIS ACCOUNT UP TO A CALENDAR YEAR COMMISSION MAXIMUM AMOUNT OF $55,000. IF THERE IS ANY ADDITIONAL ACCRUALS IN THIS ACCOUNT IT GOES TO ZERO AND THE PLAN RESTARTS ON JANUARY 1 OF EACH YEAR. COMMISSIONS PAID IN ANY ONE CALENDAR YEAR (12 MONTHS FROM JANUARY THROUGH DECEMBER) CAN NOT EXCEED $55,000.

                                                                 Exhibit 10(r)


                                PCPI MEMORANDUM
                                ATTACHMENT "B"

FROM:  EDWARD W. SAVARESE

TO:    BRIAN BONAR

SUBJ:  STOCK OPTIONS

DATE:  OCTOBER 24, 1994

THE FOLLOWING IS A LISTING OF STOCK OPTIONS GRANTED TO BRIAN BONAR AS OF NOVEMBER 4, 1994:

PRIMA ACQUISITION COMPENSATION PLAN:

ISSUE DATE:                          OCTOBER 14, 1993
NUMBER:                              150,000 OPTIONS
EXPIRATION DATE:                     DECEMBER 31, 1999
ISSUE PRICE:                         $ .72
FIRST EXERCISABLE:                   25,000 ON OCTOBER 14, 1993
                                     25,000 ON OCTOBER 14, 1994
                                     50,000 ON OCTOBER 14, 1995
                                     50,000 ON OCTOBER 14, 1996


PCPI STOCK WARRANT:

ISSUE DATE:                          SEPTEMBER 22, 1994
NUMBER:                              100,000 WARRANTS
EXPIRATION DATE:                     SEPTEMBER 21, 1999
ISSUE PRICE:                         $ .75
FIRST EXERCISABLE:                   20,000 ON SEPTEMBER 22, 1994
                                     20,000 ON SEPTEMBER 22, 1995
                                     20,000 ON SEPTEMBER 22, 1996
                                     20,000 ON SEPTEMBER 22, 1997
                                     20,000 ON SEPTEMBER 22, 1998